Exhibit 99.1

Maison Solutions Announces Reverse Stock Split

MONTEREY PARK, Calif., April 22, 2026 — Maison Solutions Inc. (NASDAQ: MSS) (“Maison Solutions” or the “Company”), a specialty grocery retailer offering traditional Asian food and merchandise to U.S. consumers, today announces that, as previously approved by the stockholders of the Company, it will implement a 1-for-10 reverse stock split of its outstanding shares of Class A common stock, effective on April 24, 2026, at 12:01 a.m. Eastern Time (the “Reverse Split”). The Company’s Class A common stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MSS” and will begin trading on a split-adjusted basis at the opening of the market on April 24, 2026, with a new CUSIP number 560667305.

The Reverse Split was approved by the holders of a majority of the of the Company’s outstanding stock entitled to vote on October 19, 2025, and the Company’s Board of Directors on April 13, 2026. The Reverse Split is intended to bring the Company into compliance with the $1.00 minimum bid price requirement for maintaining the listing of its Class A common stock on Nasdaq.

As of the effective time of the Reverse stock split, every 10 shares of issued and outstanding Class A common stock will automatically be combined and converted into one share. This consolidation will reduce the number of shares of the Company’s outstanding Class A common stock from approximately 28,841,007 to approximately 2,884,101. In addition, the exercise prices of and number of shares subject to the Company’s outstanding warrants, and the conversion prices of the Company’s outstanding convertible securities, if any, will likewise be proportionately adjusted in accordance with their respective terms. Proportionate adjustments will be made to the number of shares issued and issuable under the Company’s existing stock incentive plans.

No fractional shares of common stock will be issued in connection with the Reverse Split. Stockholders that would hold a fractional share of common stock as a result of the Reverse Split will have such fractional shares of common stock rounded up to the nearest whole share of common stock. VStock Transfer LLC will act as the exchange agent for the Reverse Split and will provide stockholders with a transaction statement that reflects their post-split shareholdings. The number of authorized shares of common stock and the par value per share will remain unchanged.

About Maison Solutions Inc.

Maison Solutions Inc. is a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise, particularly to members of Asian-American communities. The Company is committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse makeup of the communities in which the Company operates. Since its formation in 2019, the Company has acquired equity interests in four traditional Asian supermarkets in the Los Angeles, California area, operating under the brand name HK Good Fortune, and three supermarkets in the Phoenix and Tucson, Arizona metro areas, operating under the brand name Lee Lee International Supermarket. To learn more about Maison Solutions, please visit the Company’s website at www.maisonsolutionsinc.com. Follow us on LinkedIn and X.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. Forward-looking statements may include, but are not limited to, statements related to the Reverse Stock Split, the effectiveness of the Certificate of Amendment, and the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement, as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, plans, believes or anticipates will or may occur in the future. These forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC, copies of which are available on the SEC’s website at www.sec.gov. Additionally, new risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after the date of this release, except as required by law.

Investor Relations Contact:

info@maisonsolutionsinc.com